Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

September 28 , 2017

Re:	Ritter Pharmaceuticals, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-219147), as amended through the date hereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering of (i) 1,818,181 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”) at an exercise price equal to 110% of the public offering price of the Class A Units per whole share of common stock; (ii) 19,000 Class B Units (the “Class B Units”), with each Class B Unit consisting of one share of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”), together with the equivalent number of Warrants as would have been issued to such purchaser of Class B Units if they had purchased Class A Units based on the public offering price for the Class A Units; (iii) Common Stock issuable upon conversion of the Series A Convertible Preferred Stock (the “Conversion Shares”) as set forth in the Certificate of Designation for the Series A Convertible Preferred Stock, the form of which is filed as an exhibit to the Registration Statement; and (iv) Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, the Certificate of Incorporation of the Company, as amended to date, the By-laws of the Company, as amended to date, the Registration Statement and all exhibits thereto, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the shares of Common Stock included in the Class A Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the shares of Series A Convertible Preferred Stock included in the Class B Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Conversion Shares, when issued upon exercise of the Series A Convertible Preferred Stock, will be validly issued, fully paid and non-assessable; (iv) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (v) the Series A Convertible Preferred Stock and Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (vi) the Class A Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable , and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (vii) the Class B Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained above. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions expressed herein are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referenced to in any other document for any other purpose without our prior written consent.

We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Registration Statement and any prospectus that forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP
Reed Smith LLP